Exhibit 10.1

AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT, dated as of September 4, 2024 (this “Amendment”), to the BUSINESS COMBINATION AGREEMENT (the “Agreement”), dated as of December 11, 2023, by and among (a) Atlantic Coastal Acquisition Corp. II, a Delaware corporation (the “SPAC”), (b) Abpro Merger Sub Corp, a Delaware corporation and (c) Abpro Corporation, a Delaware corporation (the “Company”). The SPAC and the Company shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WITNESSETH:

WHEREAS, pursuant to and in accordance with Section 8.3 of the Agreement, the Agreement may be amended or modified by a written agreement executed and delivered by the SPAC and the Company; and

WHEREAS, the SPAC and the Company desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties agree as follows:

Section 1. Amendments to the Agreement.

(A) The following shall be added at the end of Section 2.1(a) of the Agreement as a new Section 2.1(a)(ix):

(ix) At the Effective Time, in lieu of the obligation to pay to the Sponsor $2,000,000 of Unpaid SPAC Expenses, the Surviving Corporation shall issue 600,601 shares of Series A Common Stock of the Surviving Corporation to the Sponsor (the “Additional Sponsor Shares”).

(B) The last “and” in Section 2.7(k)(iii) shall be deleted.

(C) The following shall be added after Section 2.7(k)(iii) and Section 2.7(k)(iv) shall be renumbered Section 2.7(k)(v):

(iv) SPAC shall issue and deliver the Additional Sponsor Shares to the Sponsor; and

(D) Section 5.12 of the Agreement is hereby amended and restated in its entirety as follows:

Section 5.12. Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in ARTICLE VI and provision of notice thereof to the Trustee, (a) at the Closing, SPAC shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the SPAC’s public stockholders pursuant to the SPAC Stockholder Redemption, (B) pay any Unpaid SPAC Expenses remaining after the issuance of shares of the Surviving Corporation as consideration in lieu of payment of $2,000,000 of Unpaid SPAC Expenses pursuant to Section 2.1(a)(ix) hereof to the Sponsor and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to SPAC in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein. To the extent there are insufficient funds in the Trust Account to pay any remaining Unpaid SPAC Expenses pursuant to subclause (B) above, the Surviving Company shall, at the Closing, pay such remaining Unpaid SPAC Expenses, with any such amount due to Sponsor not to exceed $600,000.

(E) A new Section 5.22 shall be added to the end of ARTICLE V as follows:

Section 5.22. Additional Sponsor Shares and Service Provider Shares. The Surviving Company shall cause to be filed with the SEC (at the Surviving Company’s sole cost and expense) a registration statement registering the resale of the (i) Additional Sponsor Shares and (ii) 350,000 shares of Series A Common Stock to be issued to Pillsbury Winthrop Shaw Pittman LLP pursuant to Section 2.7(k)(iii) hereof (the “Service Provider Shares”), and the Surviving Company shall use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (x) the 60th calendar day (or 90th calendar day if the SEC notifies the Surviving Company that it will “review” the registration statement) following the Closing and (y) the 10th business day after the date the Surviving Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. The registration of the Additional Sponsor Shares and Service Provider Shares may also be on the same registration statement registering shares issued at the Closing relating to any PIPE Financing. The Additional Sponsor Shares and Service Provider Shares will not be subject to a lock-up agreement.

(F) Section 8.6 of the Agreement is hereby amended and restated in its entirety as follows:

Section 8.6. Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, in the event the Closing occurs, Unpaid Company Expenses and Unpaid SPAC Expenses shall be borne by the Trust Account (subject to Section 5.12 hereof in the case of Unpaid SPAC Expenses such that certain Unpaid SPAC Expenses may be paid by the Surviving Company) (provided, however, that the effect of such payment shall be disregarded for the purposes of Section 6.1(g), but not, for the avoidance of doubt, Section 6.3(c)).

Section 2. Unpaid SPAC Expenses. As of the Closing, the Parties agree that (i) $2,000,000 of such Unpaid SPAC Expenses shall be paid with 600,601 shares of common stock, par value $0.0001, of the Surviving Corporation, in accordance with Section 2.1(a)(ix) of the Agreement, (ii) the Unpaid SPAC Expenses, for purposes of calculating the Available Closing Cash in the Agreement, shall exclude the $2,000,000 that has been paid in equity and (iii) $600,000 of Unpaid SPAC Expenses shall be paid to the Sponsor in accordance with Section 5.12 of the Agreement.

Section 3. No Other Amendments. Each reference to “this Agreement,” “hereunder,” “hereof” and other similar references set forth in the Agreement and each reference to the Agreement in any other agreement, document or other instrument shall, in each case, refer to the Agreement as modified by this Amendment. Except as and to the extent expressly modified by this Amendment, the Agreement is not otherwise being amended, modified or supplemented and shall remain in full force and effect and is hereby in all respects ratified and confirmed, and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement.

Section 4. Miscellaneous Provisions. Article VIII of the Agreement shall apply to this Amendment mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF each Party has hereunto caused this Amendment to be duly executed on its behalf as of the day and year first above written.

SPAC:

ATLANTIC COASTAL ACQUISITION CORP. II

By:	/s/ Shahraab Ahmad
Name:	Shahraab Ahmad
Title:	Chief Executive Officer

MERGER SUB:

ABPRO MERGER SUB CORP.

By:	/s/ Shahraab Ahmad
Name:	Shahraab Ahmad
Title:	President

COMPANY:

ABPRO CORPORATION

By:	/s/ Ian Chan
Name:	Ian Chan
Title:	Chief Executive Officer